EXHIBIT 11.2

                               Consent of Attorney

                        Thomas Braun, B.A., LL.B., LL.M.
                            Barrister and Solicitor*
                         Attorney and Counselor at Law**


June 21, 2001

Medina Coffee, Inc.
P.O. Box 741
Bellevue, Washington 98009


Dear Sirs and Madames

Re: Letter of Consent with respect to Registration Statement on Form SB-1 for Medina Coffee, Inc.

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We hereby  consent to the  reference  to us in the  Prospectus  included  in the
Registration Statement on Form SB-1 relating to 200,000 shares of Common Stock, par value $0.001 per share, of Medina Coffee, Inc.

Yours truly,

/s/ Thomas Braun

 Thomas Braun